EXHIBIT 10.68

[Execution Copy]

LIMITED WAIVER AND AMENDMENT

OF PURCHASE AGREEMENT AND NOTE

1.    Reference is made to that certain Securities Purchase Agreement, dated as of July 18, 2003, as amended by that certain Limited Waiver, dated as of July 18, 2003 (as amended, the “Purchase Agreement”), by and between IMPCO TECHNOLOGIES, INC. (the “Company”) and BISON CAPITAL STRUCTURED EQUITY PARTNERS, LLC (“Bison”). Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Purchase Agreement.

2.    The Company has informed Bison that, as of December 31, 2003, the following Events of Default have occurred (collectively, the “Specified Events of Default”): (a) failure to satisfy Section 9.18(a) of the Purchase Agreement (Minimum Consolidated EBITDA) for FQ4 2003 and (b) failure to satisfy Section 9.18(b) of the Purchase Agreement (Consolidated Leverage Ratio) for FQ4 2003.

3.    At the request of the Company, Bison hereby (a) waives each of the Specified Events of Default, (b) agrees that the Company shall be deemed to be in compliance with Sections 9.18(a) and 9.18(b) of the Purchase Agreement at and for the period ended December 31, 2003, (c) agrees that, for purposes of determining compliance with Sections 9.18(a) and 9.18(b) of the Purchase Agreement (i) for the first quarters of 2004, Consolidated EBITDA of the Company for the fourth quarter of 2003 shall be deemed to be $500,000 and (ii) for the second, third and fourth quarters of 2004, Consolidated EBITDA of the Company for the fourth quarter of 2003 shall be deemed to be $1,000,000, and (d) agrees that, to the extent Bison elects to accelerate the Note in connection with an Event of Default under Section 10.1(i)(b) that occurs during 2004, such acceleration shall not be effective until January 1, 2005 or such later date as determined by Bison in its sole discretion.

4.    In consideration of the limited waivers set forth herein, the Company hereby covenants and agrees as follows:

(a)    The Company shall pay to Bison a cash pay waiver fee equal to $150,000, which amount represents the accrued default interest calculated at the default rate of interest under the Purchase Agreement from December 2003 through and including March 2004. Such cash pay waiver fee shall be due and payable on March 15, 2004, in immediately available funds and shall be fully earned on the date hereof and non-refundable when paid. Any failure by the Company to pay such waiver fee as set forth in this Paragraph 4(a) shall be an immediate Event of Default under the Purchase Agreement.

(b)    The Company shall pay to Bison a PIK waiver fee equal to $100,000, which amount shall be capitalized and added to the principal of the Note on the date hereof (and the principal amount of the Note shall be deemed increased accordingly). Such PIK waiver fee shall be fully earned and non-refundable on the date hereof.

(c)    The interest rate on the Note shall be deemed to be amended as follows:

(i)    to the extent that the Consolidated EBITDA of the Company for the period of four consecutive fiscal quarters of the Company ending on the second fiscal quarter of 2004 (without giving effect to Paragraph 3(c) hereof) is less than $6,250,000, during such fiscal quarter, the interest rate shall be increased by 4.50% (to a total interest rate of 15.75%), which increased interest amount shall be capitalized and added to the principal of the Note on the date that interest is otherwise payable on the Note;

(ii)    to the extent that the Consolidated EBITDA of the Company for the period of four consecutive fiscal quarters of the Company ending on the third fiscal quarter of 2004 (without giving effect to Paragraph 3(c) hereof) is less than $7,750,000, during such fiscal quarter, the interest rate shall be increased by 6.00% (to a total interest rate of 17.25%), which increased interest amount shall be capitalized and added to the principal of the Note on the date that interest is otherwise payable on the Note; and

(iii)    to the extent that the Consolidated EBITDA of the Company for the period of four consecutive fiscal quarters of the Company ending on the fourth fiscal quarter of 2004 (without giving effect to Paragraph 3(c) hereof) is less than $10,000,000, during such fiscal quarter, the interest rate shall be increased by 7.50% (to a total interest rate of 18.75%), which increased interest amount shall be capitalized and added to the principal of the Note on the date that interest is otherwise payable on the Note.

5. This Limited Waiver and Amendment of Purchase Agreement and Note (this “Limited Waiver”) shall become effective on the date on which Bison receives each of the following:

(a)	a counterpart hereof duly executed by the Company;

(b)	a counterpart hereof duly executed by the Senior Lender;

(c)	a copy of a fully executed waiver by the Senior Lender, in form and substance reasonably satisfactory to Bison, of all defaults or events of defaults existing under the Senior Credit Documents, directly or indirectly, as a result of the circumstances giving rise to the Specified Events of Default; and

(d)	an executed Compliance Certificate for fiscal year 2003 (after giving effect to this Limited Waiver).

6.    The limited waivers set forth herein shall be limited expressly as written and relate solely to the Specified Events of Default. Nothing in this Limited Waiver shall be deemed to (a) constitute a waiver of compliance by the Company with respect to (i) Section 9.18(a) or 9.18(b) of the Purchase Agreement in any other instance or on any other date or (ii) any other term, provision or condition of the Purchase Agreement or any other Transaction Document, (b)

constitute a waiver of any Default or Event of Default other than as expressly set forth herein or (c) prejudice any right or remedy that Bison may now have or may have in the future under or in connection with the Purchase Agreement or any other Transaction Document. Except as expressly waived herein or amended hereby, the terms, provisions and conditions of the Purchase Agreement and the other Transaction Documents, including the Liens granted thereunder, shall remain in full force and effect. The Company, on behalf of each of the Credit Parties, hereby confirms that the Purchase Agreement, the other Transaction Documents and all of the Obligations are in full force and effect and in all other respects are hereby ratified and confirmed and none of the Credit Parties has any defenses, setoffs or counterclaims to the Obligations.

7.    This Limited Waiver is a Transaction Document. From and after the date hereof, all references in the Transaction Documents to the Purchase Agreement or the Note shall mean the Purchase Agreement or the Note, as applicable, as amended hereby.

8.    This Limited Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

9.    The Company agrees to promptly reimburse Bison on demand for all fees and out-of-pocket costs and expenses, including the fees, out-of-pocket costs and expenses of counsel retained by Bison in connection with the negotiation and documentation of this Limited Waiver, and such amounts shall constitute part of the Obligations.

10.    THIS LIMITED WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver and Amendment to Purchase Agreement and Note to be executed by their duly authorized representatives as of March 12, 2004.

BISON CAPITAL STRUCTURED EQUITY PARTNERS, LLC, a Delaware limited liability company

By:	/s/ DOUGLAS B. TRUSSLER

Name: Douglas B. Trussler Title: Executive Vice President

IMPCO TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ NICKOLAI A. GERDE

Name: Nickolai A. Gerde Title: Vice President & CFO

The undersigned is (a) the Agent for the Lenders party to that certain Loan and Security Agreement, dated as of July 18, 2003 (as amended, the “Senior Credit Agreement”), among the Agent, the Lenders from time to time a party thereto and the Company, and (b) a party to that certain Subordination and Intercreditor Agreement, dated as of July 18, 2003 (as amended, the “Intercreditor Agreement”), among Bison, the Company and the undersigned. Pursuant to the Senior Credit Agreement and the Intercreditor Agreement, the undersigned hereby consents to the execution, delivery and performance by the Company and Bison of the foregoing Limited Waiver and Amendment of Purchase Agreement and Note as of March 12, 2004.

LASALLE BUSINESS CREDIT, LLC, as Agent

By:	/s/ ALAN J. MILLER

Name: Alan J. Miller Title: Vice President